Exhibit 5.1

Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 goodwinlaw.com +1 212 813 8800

February 2, 2017

Empire State Realty Trust, Inc.

111 West 33rd Street, 12th Floor

New York, New York 10120

Re:	Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333- 199199) (as amended or supplemented, the “Registration Statement”) filed on October 7, 2014 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by Empire State Realty Trust, Inc., a Maryland corporation (the “Company”), of securities of the types specified therein. The Registration Statement became effective upon filing on October 7, 2014. Reference is made to our opinion letter dated October 7, 2014 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on February 2, 2017 by the Company with the Commission pursuant to Rule 424(b)(7) under the Securities Act. The Prospectus Supplement relates to the registration of up to 29,610,854 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), to be sold from time to time by the selling stockholder listed in the Prospectus Supplement under the caption “Selling Stockholder.” We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Maryland General Corporation Law (which includes reported judicial decisions interpreting the Maryland General Corporation Law).

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

Empire State Realty Trust, Inc.

February 2, 2017

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 2, 2017, which is incorporated by reference into the Registration Statement and Prospectus Supplement, and to the references to our firm under the caption “Legal Matters” in the Registration Statement and Prospectus Supplement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP

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